                                                             Exhibit 2.1
                                                             -----------
                                                             **Confidential
                                                                Treatment
                                                                Requested



                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         CMG INFORMATION SERVICES, INC.
                         CMGI ACQUISITION CORPORATION,
                              ACCIPITER, INC., AND
                              CERTAIN STOCKHOLDERS
                               OF ACCIPITER, INC.
                                  NAMED HEREIN



                         _____________________________

                           Dated as of April 8, 1998
                         _____________________________































================================================================================

                               TABLE OF CONTENTS

                                                                         Page
SECTION 1 - THE MERGER                                                      1
     1.1    The Merger...................................................   1
     1.2    Effective Time...............................................   1
     1.3    Effects of the Merger........................................   1
     1.4    Certificate of Incorporation and Bylaws......................   1
     1.5    Directors and Officers.......................................   2
     1.6    Conversion of Stock..........................................   2
     1.7    Vested Options, Warrants and Rights..........................   3
     1.8    Unvested Options.............................................   3
     1.9    Closing of Seller Transfer Books.............................   3
     1.10   Dissenting Shares............................................   3
     1.11   Exchange of Certificates.....................................   4
     1.12   No Fractional Shares.........................................   5
     1.13   Legends......................................................   5
     1.14   Escrow of Shares.............................................   5
     1.15   No Liability.................................................   5

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF SELLER.....................   6
     2.1    Organization and Qualification...............................   6
     2.2    Authority to Execute and Perform Agreements..................   6
     2.3    Capitalization and Title to Shares...........................   6
     2.4    Subsidiaries and Other Affiliates............................   7
     2.5    Financial Statements.........................................   7
     2.6    Absence of Undisclosed Liabilities...........................   7
     2.7    Intellectual Property........................................   8
     2.8    No Material Adverse Change...................................  11
     2.9    Tax Matters..................................................  12
     2.10   Compliance with Laws.........................................  13
     2.11   No Breach....................................................  13
     2.12   Actions and Proceedings......................................  13
     2.13   Contracts and Other Agreements...............................  14
     2.14   Bank Accounts and Powers of Attorney.........................  15
     2.15   Properties...................................................  15
     2.16   Customers....................................................  16
     2.17   Accounts Receivable..........................................  16
     2.18   Employee Benefit Plans.......................................  16
     2.19   Employee Relations...........................................  19
     2.20   Employment Matters...........................................  20
     2.21   Employee Conflicts...........................................  20
     2.22   Transactions with Management.................................  20
     2.23   Insurance....................................................  20
     2.24   Brokerage....................................................  21
     2.25   Hazardous Materials..........................................  21

     2.26  Disclosure...................................................  21

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE
PRINCIPAL STOCKHOLDERS..................................................  22
     3.1   Authority to Execute and Perform Agreements..................  22
     3.2   No Breach....................................................  22
     3.3   Title to Shares..............................................  22
     3.4   Absence of Control...........................................  22

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
BUYER AND ACQUISITION...................................................  23
     4.1   Organization.................................................  23
     4.2   Authority to Execute and Perform Agreement...................  23
     4.3   Capitalization...............................................  23
     4.4   SEC Reports..................................................  24
     4.5   No Material Adverse Change...................................  24
     4.6   No Breach....................................................  24
     4.7   Actions and Proceedings......................................  24
     4.8   Brokerage....................................................  25
     4.9   Capitalization of Engage.....................................  25
     4.10  Disclosure...................................................  25

SECTION 5 - COVENANTS AND AGREEMENTS..................................... 25
     5.1   Conduct of Business........................................... 25
     5.2   Corporate Examinations and Investigations..................... 27
     5.3   Expenses...................................................... 27
     5.4   Authorization from Others..................................... 27
     5.5   Consummation of Agreement..................................... 28
     5.6   Public Announcements and Confidentiality...................... 28
     5.7   No Solicitation............................................... 28
     5.8   Stockholder Meeting........................................... 28
     5.9   Investment Representation and Lock-Ups........................ 29
     5.10  Voting of Seller Stock........................................ 29
     5.11  Indemnification Agreements.................................... 29
     5.12  Employment Related Agreements................................. 29
     5.13  Option and Warrant Agreements................................. 29
     5.14  Frey Agreement................................................ 29
     5.15  Buyer SEC Filings............................................. 29
     5.16  Disclosure Statements......................................... 30
     5.17  Further Assurances............................................ 30
     5.18  Franchise Taxes............................................... 30
     5.19  C/NET Warrant................................................. 30

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF EACH PARTY TO CONSUMMATE THE MERGER................................... 31
     6.1  Approvals...................................................... 31
     6.2  Absence of Order............................................... 31

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
BUYER AND ACQUISITION TO CONSUMMATE THE MERGER...........................  31
     7.1   Representations, Warranties and Covenants.....................  31
     7.2   Opinion of Counsel to Seller..................................  31
     7.3   Merger Documents..............................................  31
     7.4   Dissenting Shares.............................................  31
     7.5   Tax Opinion...................................................  31
     7.6   Stockholder Letters...........................................  32
     7.7   Escrow Agreements.............................................  32
     7.8   Stockholder Voting Agreements.................................  32
     7.9   Irrevocable Proxies...........................................  32
    7.10   Indemnification Agreements....................................  32
    7.11   Non-Disclosure, Non-Competition and Developments Agreements...  32
    7.12   Non-Disclosure and Developments Agreements....................  32
    7.13   Option and Warrant Holder Agreements..........................  32
    7.14   Frey Agreement................................................  32
    7.15   Tax Representation Letter.....................................  32
    7.16   Officer's Certificate.........................................  32
    7.17   Assistant Secretary's Certificate.............................  33
    7.18   Additional Items..............................................  33

SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
SELLER AND THE PRINCIPAL STOCKHOLDERS TO CONSUMMATE THE MERGER...........  33
     8.1   Representations, Warranties and Covenants.....................  33
     8.2   Opinion of Counsel to Buyer...................................  33
     8.3   Tax Opinion...................................................  34
     8.4   Registration Rights Agreement.................................  34
     8.5   Engage Options................................................  34
     8.6   Officer's Certificate.........................................  34
     8.7   Secretary's Certificate.......................................  34
     8.8   Additional Items..............................................  34

SECTION 9 - TERMINATION, AMENDMENT AND WAIVER............................  35
     9.1   Termination...................................................  35
     9.2   Effect of Termination.........................................  35
     9.3   Termination Fee...............................................  35
     9.4   Amendment.....................................................  36
     9.5   Waiver........................................................  36

SECTION 10 - INDEMNIFICATION.............................................  37
     10.1  Survival......................................................  37
     10.2  Obligation of Employee Stockholders to Indemnify..............  37
     10.3  Obligation of Non-Employee Stockholders to Indemnify..........  37
     10.4  Obligation of the Buyer to Indemnify..........................  38
     10.5  Limitations on Indemnification................................  38
     10.6  Notice and Defense of Claims..................................  38

SECTION 11 - MISCELLANEOUS...............................................  39
     11.1   Notices......................................................  39
     11.2   Entire Agreement.............................................  40
     11.3   Governing Law................................................  40
     11.4   Binding Effect; No Assignment................................  40
     11.5   Variations in Pronouns.......................................  40
     11.6   Counterparts.................................................  40
     11.7   Disclosure Schedules.........................................  40
     11.8   Arbitration..................................................  40
     11.9   Letter Agreement.............................................  41

                                    EXHIBITS

Exhibit A       -   Form of Employee Stockholder Escrow Agreement
Exhibit B       -   Form of Non-Employee Stockholder Escrow Agreement
Exhibit C       -   Form of Employee Investment Representation and Lock-up
                    Letter
Exhibit D       -   Form of Non-Employee Investment Representation and Lock-up
                    Letter
Exhibit E       -   Form of Stockholder Voting Agreement
Exhibit F       -   Form of Irrevocable Proxy
Exhibit G       -   Form of Employee Stockholder Indemnification Agreement
Exhibit H       -   Form of Non-Employee Stockholder Indemnification Agreement
Exhibit I       -   Form of Non-Disclosure, Non-Competition and Developments
                    Agreement
Exhibit J       -   Form of Non-Disclosure and Developments Agreement
Exhibit K       -   Form of Option and Warrant Holder Acknowledgment and Release
                    Statement
Exhibit L       -   Form of Registration Rights Agreement

                                   SCHEDULES

Schedule 1.6    -   Allocation of Merger Consideration
Schedule 1.14A  -   Employee Stockholders
Schedule 1.14B  -   Non-Employee Stockholders
Schedule 5.10   -   Individuals Executing Stockholder Voting Agreements and
                    Irrevocable Proxies
Schedule 5.12   -   Employees Executing Non-Disclosure Agreements
Schedule 8.5    -   Engage Options

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER dated as of April 8, 1998 (this "Agreement") is among CMG Information Services, Inc (the "Buyer"), a Delaware corporation; CMGI Acquisition Corporation ("Acquisition"), a Delaware corporation and wholly-owned subsidiary of the Buyer; Accipiter, Inc. (the "Seller"), a Delaware corporation; and the stockholders of the Seller identified on the signature pages hereto (the "Principal Stockholders"). The parties wish to effect the acquisition of the Seller by the Buyer through a merger of Acquisition into the Seller on the terms and conditions hereof. This Agreement is intended to be a "plan of reorganization" within the meaning of (S)368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:


                            SECTION 1 - THE MERGER

     1.1  The Merger. Upon the terms and subject to the conditions hereof, and
          ----------
in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Acquisition shall be merged with and into the Seller (the "Merger"). The Merger shall occur at the Effective Time (as defined herein). Following the Merger, the Seller shall continue as the surviving corporation (the "Surviving Corporation") and be a wholly-owned subsidiary of the Buyer, and the separate corporate existence of Acquisition shall cease.

     1.2  Effective Time. As soon as practicable after satisfaction or waiver of
          --------------
all conditions to the Merger, the parties shall cause a certificate of merger (the "Merger Certificate") to be filed and recorded in accordance with Section 251 of the DGCL and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Certificate is filed with the Secretary of State of Delaware in accordance with the DGCL or at such later time as is specified in the Merger Certificate (the "Effective Time"). Immediately prior to the filing of the Merger Certificate, a closing (the "Closing") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The Closing shall take place within three business days after the day the Merger is approved by the stockholders of the Seller or on such other date as the parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

     1.3  Effects of the Merger. The Merger shall have the effects set forth in
          ---------------------
Section 261 of the DGCL.

     1.4  Certificate of Incorporation and Bylaws. The Certificate of
          ---------------------------------------
Incorporation and Bylaws of Acquisition, in each case as in effect immediately prior to the Effective Time (but subject, in the case of the Certificate of Incorporation, to such amendments as the Buyer shall require to be set forth in the Merger Certificate), shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time.

     1.5  Directors and Officers. The directors and officers of Acquisition
          ----------------------
immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The Surviving Corporation may designate such other officers as it determines.

     1.6  Conversion of Stock.
          -------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, Acquisition or the Seller:

              (i) All shares of common stock, $.01 par value of the Seller (the "Seller Common Stock") outstanding or deemed outstanding immediately prior to the Effective Time, other than (A) shares held by the Seller as treasury stock and (B) Dissenting Shares (as defined in Section 1.10), shall be converted into and become the right to receive, in the aggregate, that number of shares (rounded down and subject to the payment of cash for fractional shares as provided in Section 1.12) of common stock, $.01 par value, of the Buyer ("Buyer Common Stock") determined pursuant to Section 1.6(b) (such shares of Buyer Common Stock are referred to hereinafter as the "Merger Consideration"). The Merger Consideration shall be reduced by the consideration that would otherwise be allocable pursuant to Section 1.6(c) to all Dissenting Shares if the holders thereof had not otherwise properly exercised rights under Section 262 of the DGCL. The Series A Preferred Stock, $.001 par value, and Series B Preferred Stock, $.001 par value of the Seller (collectively, the "Preferred Stock"), together with all shares of Seller Common Stock are referred to hereinafter collectively as "Seller Stock."

              (ii) All shares of Seller Stock held at the Effective Time by the Seller as treasury stock shall be canceled and no payment shall be made with respect thereto.

              (iii) All Dissenting Shares shall be handled in accordance with
Section 1.10.

              (iv) Each share of common stock of Acquisition, $.01 par value, outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

          (b) The Merger Consideration shall consist of 630,631 shares of Buyer Common Stock; provided, however, 5,054 shares of the Merger Consideration shall be reserved to satisfy the shares due upon exercise of the 1998 Tranche (as defined in Section 5.19) of the warrant issued by the Seller to C/NET, Inc. (the "C/NET Warrant").

          (c) The Merger Consideration shall be allocated among the holders of shares of Seller Common Stock outstanding or deemed outstanding immediately prior to the Effective Time by multiplying (i) the number of shares of Seller Common Stock held or deemed held by each such holder by (ii) the Conversion Ratio.

          (d) The "Conversion Ratio" means the quotient obtained by dividing the aggregate number of shares of Buyer Common Stock delivered as the Merger Consideration by the number of shares of Seller Common Stock outstanding or deemed outstanding immediately prior to the Effective Time. Such number of shares (and the total number of such shares) is set forth for each holder of Seller Common Stock outstanding or deemed outstanding on Schedule 1.6 attached
                                                         ------------
hereto, which schedule also sets forth the number of whole shares of Buyer Common Stock to be received by each such holder. For purposes of this Agreement, the Conversion Ratio is 0.09643722.

          (e) Shares of Seller Common Stock issuable upon conversion of a convertible security, other than the C/NET Warrant, outstanding at the Effective Time shall be deemed outstanding immediately prior to the Effective Time.
Shares of Seller Common Stock issuable upon exercise of vested Seller stock options, warrants or other rights to acquire capital stock of the Seller, outstanding at the Effective Time, reduced to reflect the exercise prices of such options, warrants or rights, shall be deemed outstanding immediately prior to the Effective Time. The reduction referred to in the prior sentence shall equal, for each holder of vested options, warrants or rights, the product of (i) the reciprocal of the Conversion Ratio multiplied by (ii) the quotient of (x) the aggregate exercise prices of the vested options, warrants or rights held by such holder divided by (y) $61.20.

          (f) Schedule 1.6 also sets forth for each holder of Seller Common
              ------------
Stock outstanding or deemed outstanding the number of shares of Buyer Common Stock due at Closing, the number of shares of Buyer Common Stock to be placed in escrow and any cash payment due in lieu of fractional shares.

     1.7  Vested Options, Warrants and Rights. At the Effective Time, except for
          -----------------------------------
the C/NET Warrant, each outstanding vested Seller stock option, Seller warrant or other right to purchase shares of capital stock of Seller shall cease to represent a right to acquire shares of Seller Common Stock and shall be converted into the right to receive shares of Buyer Common Stock as determined above and set forth on Schedule 1.6.
                       ------------

     1.8  Unvested Options. At the Effective Time, except for the C/NET Warrant,
          ----------------
each outstanding unvested Seller stock option, Seller warrant or other right to purchase shares of capital stock of the Seller shall be cancelled and cease to have any value.

     1.9  Closing of Seller Transfer Books. At the Effective Time, the stock
          ---------------------------------
transfer books of the Seller shall be closed and no transfer of Seller Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Seller Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Buyer Common Stock.

     1.10 Dissenting Shares.
          -----------------

          (a) Shares of capital stock of the Seller held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into Merger Consideration. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of the Seller or the Surviving Corporation, except those provided under the DGCL.

          (b) The Seller shall give the Buyer (i) prompt notice of any written demands under Section 262 of the DGCL with respect to any shares of capital stock of the Seller, any withdrawal of any such demands and any other instruments served pursuant to the DGCL and received by the Seller and (ii) the right to participate in all negotiations and proceedings with respect to any demands under Section 262 with respect to any shares of capital stock of the Seller. The Seller shall cooperate with the Buyer concerning, and shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

     1.11 Exchange of Certificates. The Buyer shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, the Buyer shall, or shall cause the Exchange Agent, to mail (i) to all former holders of record of Seller Stock, and holders of vested options, warrants or rights to purchase Seller Stock, instructions for surrendering their certificates representing Seller Stock, their vested options, warrants or rights, in exchange for a certificate or certificates representing shares of Buyer Common Stock. Upon surrender of a Seller Stock certificate, vested option, warrant or right, for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, the holder of such certificate, vested option, warrant or right shall be entitled to receive in exchange therefor (subject to the escrow deposit required by Section 1.14) a certificate representing that number of whole shares of Buyer Common Stock into which the shares of Seller Stock theretofore (i) represented by the certificate so surrendered, (ii) issuable upon conversion of the shares of Preferred Stock represented by the certificate so surrendered, (iii) issuable upon exercise of the vested option so surrendered or (iv) issuable upon exercise of the vested warrants or rights so surrendered, shall have been converted pursuant to the provisions of this Agreement, and the certificate, vested option, warrant or right so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section 1.11, each Seller Stock certificate (other than each certificate for shares to be canceled in accordance with Section 1.6(a)(ii) and each certificate for Dissenting Shares, if any), vested option, warrant or right shall represent for all purposes shares of Buyer Common Stock. Buyer Common Stock into which Seller Stock, vested options, warrants and rights shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any Buyer Common Stock certificates are to be issued in a name other than that in which the Seller Stock certificate surrendered is registered or in whose name the vested option, warrant or right is held, as the case may be, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Buyer Common Stock in such different name unless such person can establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The letter of transmittal shall be in a form reasonably satisfactory to the Buyer and its transfer agent.

          1.12 No Fractional Shares.  No certificates representing fractional
               --------------------
shares of Buyer Common Stock shall be issued, either for delivery to the holder or to escrow. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of Seller Stock or vested options, warrants or rights who would otherwise have been entitled to a fractional share of Buyer Common Stock, will receive an amount in cash (without interest) determined by multiplying the applicable fraction by the Market Value of one share of Buyer Common Stock (as defined in Section 10.2(a)).

     1.13 Legends. The shares of Seller Common Stock to be issued in the Merger
          -------
Agreement shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCKUP AGREEMENT WITH THE CORPORATION WHICH RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM THE CORPORATION AT ITS EXECUTIVE OFFICES.

     1.14 Escrow of Shares.  At the Effective Time, the Buyer shall deposit:
          ----------------

          (a) 20% of the total number of shares comprising the Merger Consideration payable to the individuals listed on Schedule 1.14A (the "Employee
                                                   --------------
Stockholders") with an escrow agent reasonably satisfactory to the Seller to be held and disbursed by such agent in accordance with the form escrow agreement attached hereto as Exhibit A (the "Employee Stockholder Escrow Agreement"); and
                   ---------

          (b) 10% of the total number of shares comprising the Merger Consideration payable to individuals listed on Schedule 1.14B (the "Non-Employee
                                               --------------
Stockholders") with an escrow agent reasonably satisfactory to the Seller to be held and disbursed by such agent in accordance with the form of escrow agreement attached hereto as Exhibit B (the "Non-Employee Stockholder Escrow Agreement"
                   ---------
and together with the Employee Stockholder Escrow Agreement, the "Escrow Agreements").

     1.15 No Liability.  Notwithstanding any other provision of this Agreement,
          ------------
neither the Exchange Agent, the Buyer or the Surviving Corporation shall be liable for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

             SECTION 2 - REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth on the disclosure schedule delivered to the Buyer on the date hereof (the "Seller Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Seller represents and warrants to the Buyer and Acquisition as set forth below:

     2.1  Organization and Qualification.
          ------------------------------

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. The Seller is qualified or otherwise authorized to transact business as a foreign corporation or other legal entity in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized could not have a material adverse effect on the assets, properties, business, prospects, results of operations or financial condition of the Seller (the "Business of Seller").

          (b) The Seller has previously provided to the Buyer true and complete copies of the charter and bylaws or other governing instruments of the Seller as presently in effect, and the Seller is not in default in the performance, observation or fulfillment of its charter or bylaws or other governing instruments. The minute books of the Seller contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders since the time of Seller's incorporation and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meetings. The stock books of the Seller are true and complete.

     2.2  Authority to Execute and Perform Agreements.  The Seller has the
          -------------------------------------------
corporate power and authority to enter into, execute and deliver this Agreement and, subject to the approval of this Agreement by the Seller's stockholders, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller. No action on the part of the Seller other than approval by the stockholders of the Seller is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, subject to the foregoing, constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms.

     2.3  Capitalization and Title to Shares.
          ----------------------------------

          (a) The Seller is authorized to issue 8,000,000 shares of Common Stock, of which 1,950,380 shares are issued and outstanding, and 4,250,000 shares of Preferred Stock issuable in series. Of such Preferred Stock, 1,735,299 shares have been designated Series A, of which 1,424,940 shares are issued and outstanding; and 2,514,701 shares have been designated as Series B, of which 2,189,383 shares are issued and outstanding. Such shares are owned of record by the persons and in the amounts set forth on the Seller Disclosure Schedule. No other class of capital stock of the Seller is authorized or outstanding. All of the issued and outstanding shares of the Seller's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of the Seller have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

          (b) The Seller Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Seller any shares of the capital stock or any other security of the Seller, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 2.3(b) have been previously furnished to the Buyer. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of the Seller to which the Seller is a party.

          (c) The Seller does not own beneficially any shares of capital stock of the Buyer.

     2.4  Subsidiaries and Other Affiliates.
          ---------------------------------

          (a) The Seller has no Subsidiaries except as set out in the Seller Disclosure Schedule. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which the Seller or any Subsidiary owns, directly or indirectly, stock or other equity interests.

          (b) The Seller is not a party to a partnership or joint venture with any other person except as set out in the Seller Disclosure Schedule.

     2.5  Financial Statements.  The Seller has previously delivered to the
          --------------------
Buyer (a) the audited consolidated financial statements of the Seller at December 31, 1997 and for the two years then ended (including the footnotes thereto) (the "Audited Financial Statements"), (b) the unaudited balance sheets of the Seller as at March 31, June 30 and September 30, 1997 and 1996, as available, and related statements of operations and cash flows for the periods then ended (the "Interim Financial Statements"). All of such financial statements referred to in this section are collectively referred to herein as the "Seller Financial Statements." The Seller Financial Statements have been prepared from, and are in accordance with, the books and records of the Seller and present fairly the financial position and the results of operations of the Seller as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the Interim Financial Statements, to normal year end audit adjustments, which are not, in the aggregate, material and subject to the addition of appropriate notes to the Interim Financial Statements.

     2.6  Absence of Undisclosed Liabilities.  As of December 31, 1997, the
          ----------------------------------
Seller had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the December 31, 1997 balance sheet included in the Audited Financial Statements that were not adequately reflected or reserved against on such balance sheet. The Seller has no such liabilities other than liabilities (a) adequately reflected or reserved against on the December 31, 1997 balance sheet included in the Audited Financial Statements, (b) incurred since December 31, 1997 in the ordinary course of business, (c) disclosed in this

Agreement or (d) that could not, in the aggregate, have a material adverse effect on the Business of Seller.

     2.7  Intellectual Property
          ---------------------

          (a) Seller Intellectual Property.  All patents, trademarks, trade
              ----------------------------
names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) ("Software Programs"), technical documentation of the Software Programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including without limitation in the development of) the Seller's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Seller or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Seller are hereinafter referred to as the "Seller Intellectual Property."

          (b) Applications and Registrations.  The Seller Disclosure Schedule
              ------------------------------
contains a true and complete list of all of the Seller's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the Seller to protect its interests in the Seller Intellectual Property.

          (c) Rights to Seller Intellectual Property.  The Seller Intellectual
              --------------------------------------
Property consists solely of items and rights which are: (i) owned by the Seller;
(ii) in the public domain; or (iii) rightfully used by the Seller and its successors pursuant to a valid license. The Seller has all rights in the Seller Intellectual Property necessary to carry out the Seller's current, former and anticipated activities, including without limitation, to the extent required to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Seller Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

          (d) Third Party Claims.  Reproduction, manufacturing, distribution,
              ------------------
licensing, sublicensing, sale or any other exercise of rights in any Seller Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by the Seller does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or moral right of any person or, to the best of the Seller's knowledge, the patent of any person; provided that with respect to the third-party software listed in Section 2.7(j) of the Seller Disclosure Schedule, the foregoing shall apply only to the best of the Seller's knowledge. No claims (i) challenging the validity, effectiveness or ownership by the Seller of any of the Seller Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Seller infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of Seller, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind; provided that with respect to the third-party software listed in Section 2.7(j) of the Seller Disclosure Schedule, the foregoing shall apply only to the best of the Seller's knowledge. All registered, granted or issued patents, mask works, trademarks, Internet domain names and copyright held by the Seller are valid, enforceable and subsisting. To the best of Seller's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property by any third party, employee or former employee.

          (e) Royalties.  Except as set forth on the Seller Disclosure Schedule,
              ---------
there are no royalties, fees, honoraria or other payments payable by the Seller to any person or entity by reason of the ownership, development, use, license, sale or disposition of the Seller Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

          (f) Personnel.  All personnel, including employees, agents,
              ---------
consultants and contractors, who have contributed to or participated in the conception and development of the Seller Intellectual Property on behalf of the Seller have executed nondisclosure agreements in the form set forth on the Seller Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with the Seller in accordance with applicable national and state law that has accorded the Seller full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or
(ii) have executed appropriate instruments of assignment in favor or the Seller as assignee that have conveyed to the Seller effective and exclusive ownership of all tangible and intangible property thereby arising.

          (g) Third Party Agreements.  The Seller is not, nor as a result of the
              ----------------------
execution or delivery of this Agreement, or performance of the Seller's obligations hereunder, will Seller be, in violation of any license, sublicense, agreement or instrument to which the Seller is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Seller's obligations hereunder, cause the diminution, termination or forfeiture of any Seller Intellectual Property.

          (h) Seller Software Programs.  The Seller Disclosure Schedule contains
              ------------------------
a true and complete list of all of Seller's Software Programs. The Seller owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind except for liens described in Section 2.15.

          (i) Protection.  The Seller has enforced the trade secret protection
              ----------
program set forth in the Seller Disclosure Schedule. To the best of Seller's knowledge, there has been no violation of such program by any person or entity. The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Seller only to employees who have had a "need to know" the contents thereof in connection with the performance of their duties to the Seller and who have executed the nondisclosure agreements referred to in Section 2.7(f), and
(iii) have not been disclosed to any third party.

          (j) Third-Party Software.  The Seller Disclosure Schedule contains a
              --------------------
complete list of (i) material software libraries, compilers and other third-party software used in the development of the Software Programs and (ii) material software systems and applications used by the Seller in the operation of its business. The Seller Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by the Seller. All use of each of such software product by the Seller has been in full compliance with the respective license agreement or other right of use listed on the Seller Disclosure Schedule.

          (k) Software Performance.  The Software Programs will perform in
              --------------------
accordance with the warranties set forth in the standard end-user license agreements listed on the Seller Disclosure Schedule (the "License Agreement").

          (l) Integrity.  Except with respect to demonstration or trial copies,
              ---------
no portion of any Software Program contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

          (m) Contract Performance.  The Seller has observed all material
              --------------------
provisions of, and performed all of their material obligations under, the License Agreement, including, but not limited to, the performance of its product maintenance obligations. The Seller has not taken any action that could cause, or failed to take any action, except that Seller has not filed any copyright registrations or patent applications with respect to the Seller Intellectual Property, the failure of which could cause, (i) any source code, trade secret or other Seller Intellectual Property to be released from an escrow or otherwise made available to any person or entity other than those persons described in
Section 2.7(i), dedicated to the public or otherwise placed in the public domain or (ii) any other adverse affect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

          (n) Year 2000.  The Software Programs (i) have been designed to ensure
              ---------
year 2000 compatibility, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D.; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; provided, however, that the Seller makes no representations concerning any website or operating system of a customer using the Software Programs.

          (o) Adequacy of Technical Documentation.  The Technical Documentation
              -----------------------------------
includes the source code (with comments) for all Software Programs, as well as any pertinent comments by or explanation that may be necessary to render such materials understandable and usable to a person ordinarily skilled in such matters. The Technical Documentation also includes any programs (including compilers), "workbenches," tools and higher level (or "proprietary") languages necessary for the development, maintenance and implementation of the Software Programs.

     2.8  No Material Adverse Change.  Since December 31, 1997, there has not
          --------------------------
been:

          (a) any material adverse change in the Business of Seller;

          (b) any transaction, commitment, contract or agreement entered into by the Seller or any relinquishment by the Seller of any contract or other right having a value of or involving aggregate payments in excess of $50,000;

          (c) any redemption or other acquisition of any capital stock of the Seller or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Seller;

          (d) any increase in compensation, bonus or other benefits payable or to become payable by the Seller to any of their respective directors, officers or employees, other than regularly scheduled increases in the ordinary course of business;

          (e) any entering into or granting by the Seller of any new employment agreement providing for annual compensation over $100,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement providing for annual compensation over $100,000 and any grant of any severance or termination rights to any director, officer or employee of the Seller or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

          (f) any change in any accounting method or practice followed by the Seller;

          (g) any making by the Seller of any loan or advance to any stockholder, officer, director or consultant (other than expense advances made in the ordinary course of business), or any other loan or advance otherwise than in the ordinary course of business;

          (h) except for inventory or equipment acquired in the ordinary course of business, any acquisition by the Seller of all or any part of the assets, properties, capital stock or business of any other person;

          (i) any destruction of, damage to or loss of any assets material to the Business of Seller (whether or not covered by insurance);

          (j) a material adverse change in a customer relationship including, without limitation, the following to the extent inconsistent with the Seller's past results: any cancellation or termination or actual notice of cancellation or termination by any customer of its relationship or a material portion of its relationship with Seller or any material decrease or planned decrease in the usage or purchase of the products or services of Seller by any such customer;

          (k) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (l) any litigation commenced by or against the Seller;

          (m) except in the ordinary course of business, any sale, abandonment or any other disposition of any of the Seller's assets or properties; or

          (n) any commitment, understanding or agreement by Seller or any of its directors, officers or employees to do any of the things described in the preceding clauses (a) through (m).

     2.9  Tax Matters.
          -----------

          (a) The Seller has filed all tax reports and returns required to be filed by it and paid or will timely pay all taxes and other charges shown as due on such reports and returns. The Seller is not delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the Audited Financial Statements is adequate for payment of any and all tax liabilities for periods ending on or before December 31, 1997 and there are no tax liens on any assets of the Seller except liens for current taxes not yet due.

          (b) There has not been any audit of any tax return filed by the Seller and no audit of any such tax return is in progress and the Seller has not been notified by any tax authority that any such audit is contemplated or pending. The Seller knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and the Seller knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by the Seller is in force, and no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

          (c) The Seller has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (d) The Seller is not and has never been a member of a consolidated group or combined group of corporations.

          (e) There has been no change in ownership of the Seller that would limit the Buyer's ability to utilize the net operating losses of the Seller.

     2.10 Compliance with Laws.
          --------------------

          (a) The Seller has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of its respective business (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of the Seller, threatened to revoke or limit any Permit. The Seller Disclosure Schedule contains a true and complete list of all Permits.

          (b) The Seller is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that could not, in the aggregate, have a material adverse effect on the Business of Seller. Since its organization, the Seller has not received notice of, and there has not been any citation, fine or penalty imposed against the Seller for, any such violation or alleged violation.

     2.11 No Breach.  Except for the filing of the Merger Certificate with the
          ---------
Secretary of State of the State of Delaware, the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or Bylaws of the Seller; (b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Seller is a party or to which it or its assets or properties is bound or subject; (c) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to the Seller or by which any of Seller's assets, properties or securities is bound; (d) violate any Permit; (e) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body; or (f) result in the creation of any lien or other encumbrance on the assets, properties or securities of the Seller, excluding from the foregoing clauses (b), (c), (d), (e) and (f) exceptions to the foregoing that, in the aggregate, could not have a material adverse effect on the Business of Seller or on the ability of the Seller to consummate the transactions contemplated hereby.

     2.12 Actions and Proceedings.  There are no outstanding orders, awards,
          -----------------------
judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Seller or any of its securities, assets or properties. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of the Seller, threatened against the Seller that in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of Seller. To the best knowledge of the Seller, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or on the Business of Seller.

     2.13 Contracts and Other Agreements.  The Seller Disclosure Schedule sets
          ------------------------------
forth a list of the following contracts and other agreements to which the Seller is a party or by or to which any it or its assets or properties are bound or subject:

          (a) any agreement or series of related agreements requiring aggregate payments by or to the Seller of more than $50,000;

          (b) any agreement with or for the benefit of any current or former officer, director, shareholder, employee or consultant of the Seller;

          (c) any agreement with any labor union or association representing any employee of the Seller;

          (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate the Seller to purchase all or substantially all of its requirements of a particular product or service from a supplier, or for periodic minimum purchases of a particular product or service from a supplier;

          (e) any agreement for the sale of any of the assets or properties of the Seller other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

          (f) any partnership or joint venture agreement excluding co-marketing agreements;

          (g) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

          (h) any agreement containing covenants of the Seller not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Seller or in any line of business of the Seller;

          (i) any agreement granting or restricting the right of the Seller to use any Intellectual Property other than license agreements entered into in the ordinary course of business;

          (j) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          (k) any agreement with any holder of securities of the Seller as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          (l) any agreement obligating the Seller to deliver services or product enhancements or containing a "most favored nation" pricing clause;

          (m) any agreement relating to the acquisition by the Seller of any operating business or the capital stock of any other person;

          (n) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

          (o) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

          (p) any lease, sublease or other agreement under which the Seller is lessor or lessee of any real property or equipment or other tangible property;

          (q) any agreement with a change of control provision or otherwise requiring consent with respect to the Merger;

          (r) any stock option agreement; restricted stock agreement; employment or severance agreement; phantom stock plan; bonus, incentive or similar agreement, arrangement or understanding;

          (s) any distribution or sales representative agreement or agreements appointing any agents; and

          (t) any other material agreement whether or not made in the ordinary course of business.

True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on the Seller Disclosure Schedule have been furnished to the Buyer. Each of such contracts is valid, subsisting, in full force and effect, binding upon the Seller, and to the best knowledge of the Seller, binding upon the other parties thereto in accordance with their terms, and the Seller is not in default under any of them, nor, to the best knowledge of the Seller, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as could not, in the aggregate, have a material adverse effect on the Business of Seller.

     2.14 Bank Accounts and Powers of Attorney.  The Seller Disclosure Schedule
          ------------------------------------
identifies all bank and brokerage accounts of the Seller, whether or not such accounts are held in the name of the Seller, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Seller and a summary of the terms thereof.

     2.15 Properties.
          ----------

          (a) The Seller owns and has good title to all of its assets and properties reflected as owned on the December 31, 1997 balance sheet included in the Audited Financial Statements, free and clear of any lien, claim or other encumbrance, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since December 31, 1997, (ii) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable,
(iii) liens for taxes not yet delinquent and (iv) liens, claims or other encumbrances that, in the aggregate, are not material to the Business of Seller.

          (b) The Seller does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property. The Seller has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property material to the conduct of its business, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of the Seller that is on loan from another party.

     2.16 Customers.  The Seller Disclosure Schedule sets forth the 25 customers
          ---------
who accounted for the largest sales of the Seller during 1997 (the "Customers"). The relationships of the Seller with the Customers are good commercial working relationships. No Customer has canceled or otherwise terminated its relationship with the Seller or has decreased materially its usage or purchase of the services of the Seller. The Seller does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with the Seller or to decrease materially or limit its usage or purchase of the services or products of the Seller.

     2.17 Accounts Receivable.  Subject to the allowances with respect to
          -------------------
accounts receivable set forth on the December 31, 1997 balance sheet included with the Audited Financial Statements, all accounts receivable reflected on such balance sheet and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of business of the Seller, represent valid and enforceable obligations due to the Seller and have been and are subject to no set-off, counterclaim or future performance obligation on the part of the Seller.

     2.18 Employee Benefit Plans.
          ----------------------

          (a)  Definitions The following terms shall have the meanings set forth
               -----------
below:

               (i) "Affiliate" shall mean any other person or entity controlled by or under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "Seller Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by Seller or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Seller or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Seller or any Affiliate;

               (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Seller or any Affiliate and any Employee or consultant;

               (vi)  "IRS" shall mean the Internal Revenue Service;

               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) that is a "multiemployer plan" as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Seller Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  The Seller Disclosure Schedule contains an accurate
               --------
and complete list of each Seller Employee Plan and each Employee Agreement. Except as may be set forth on the Seller Disclosure Schedule, neither Seller nor any Affiliate has any plan or commitment, whether legally binding or not, to establish any new Seller Employee Plan or Employee Agreement, to modify any Seller Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Seller Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Seller Employee Plan or Employee Agreement.

          (c)  Documents.  Seller has provided or made available to Buyer true
               ---------
and complete copies of (i) all documents comprising each written Seller Employee Plan and each Employment Agreement, including all amendments thereof and any trust agreements, insurance contracts, and other funding agreements; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Seller Employee Plan or related trust; (iii) the most recent actuarial reports prepared for each of the Seller Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Seller Employee Plans for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Seller Employee Plan; (v) all IRS determination letters and rulings relating to Seller Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Seller Employee Plan;
(vi) all communications material to any Employee or Employees relating to any Seller Employee Plan and any proposed Seller Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Seller or any Affiliate; and (vii) all registration statements and prospectuses prepared in connection with each Seller Employee Plan.

          (d)  Employee Plan Compliance. Seller and each Affiliate has performed
               ------------------------
in all material respects all obligations required to be performed by it under each Seller Employee Plan, and each Seller Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Seller Employee Plan for which no exemption exists under Section 4975(c) or (d) of the Code or Section 408 of ERISA that would have a material adverse effect on the Business of Seller; (iii) there are no actions, suits or claims pending, or, to the knowledge of Seller, threatened or anticipated (other than routine claims for benefits or actions seeking qualified domestic relations orders) against any Seller Employee Plan or against the assets of any Seller Employee Plan; (iv) each Seller Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Seller, the Surviving Corporation or any of its Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance not materially in excess of those provided for in the Audited Financial Statements);
(v) there are no inquiries or proceedings pending or, to the knowledge of Seller or any affiliates, threatened by the IRS or DOL with respect to any Seller Employee Plan; (vi) neither Seller nor any Affiliate is subject to any material penalty or tax with respect to any Seller Employee Plan under Section 406(i) of ERISA or Section 4975 through 4980 of the Code; (vii) all contributions, premiums or other payments due from Seller or its Affiliates with respect to any Seller Employee Plan have been fully paid or adequately provided for on the Audited Financial Statements; and (viii) all reports required by any governmental agency to be filed with respect to each Seller Employee Plan since April 1, 1996 have been timely filed except where the failure to be so timely filed would not have a Seller Material Adverse Effect.

          (e) Pension Plan Qualification Funding.
              ----------------------------------

              (i) With respect to each Pension Plan which is intended to be qualified under Section 401(a) of the Code, each such Pension Plan has received a favorable determination as to its qualification from the IRS and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

              (ii) The Audited Financial Statements of Seller reflect all employee benefit liabilities of Seller in a manner satisfying the requirements of FAS 87 and 88.

              (iii) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, part 3 of ERISA, the funding method used in connection with such Pension Plan is acceptable under ERISA, and the actuarial assumptions used in connection with funding such Pension Plan are, in the aggregate, reasonable. No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

          (f) Multiemployer Plans.  At no time has Seller or any Affiliate
              -------------------
contributed to or been required to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  No Seller Employee Plan provides,
              ------------------------------
or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and neither Seller nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

               (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Employee Plan, Employee Agreement, trust or loan or applicable law that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) No payment or benefit that will be made by Seller or any Affiliate with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (i)  Funded Welfare Benefit Plans.  Each Seller Employee Plan which is
               ----------------------------
maintained in connection with any trust or other arrangement described in
Section 501(c)(9) of the Code or is otherwise funded within the meaning of
Section 419 of the Code has received a favorable ruling as to its tax-exempt status and nothing has occurred, whether by action or failure to act, which would cause the loss of such tax-exempt status.

          (j)  COBRA.  With respect to any group health plan within the meaning
               -----
of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code have been complied with in all material respects.

     2.19 Employee Relations.  The Seller has have approximately 42 full-time
          ------------------
equivalent employees and generally enjoy good employer-employee relations. The Seller is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither the Seller nor the Buyer or the Surviving Corporation will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Seller's normal policies). True and complete information as to all current directors, officers, employees or consultants of the Seller, including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to the Buyer.

     2.20 Employment Matters.  The Seller is in compliance in all material
          ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees. No work stoppage or labor strike against the Seller or any of its Subsidiaries is pending or, to the best knowledge of the Seller, threatened. The Seller is not involved in or, to the best knowledge of the Seller, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relationships Act. The Seller is not presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Seller or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

     2.21 Employee Conflicts.  To the Seller's knowledge, no employee of the
          ------------------
Seller (a) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Seller because of the nature of the business conducted or presently proposed to be conducted by the Seller or to the use of trade secrets or proprietary information of others or (b) has given notice to the Seller nor is the Seller otherwise aware, that any such employee intends to terminate his or her employment with the Seller.

     2.22 Transactions with Management.  No executive officer or director of the
          ----------------------------
Seller has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less that 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of the Seller (except as a shareholder), (b) any current competitor, customer or supplier of the Seller, or (c) any person which is currently a party to any material contract or agreement with the Seller.

     2.23 Insurance.  The Seller Disclosure Schedule sets forth a list of all
          ---------
policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of the Seller. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Seller, as applicable, and are in conformity with the requirements of all leases or other agreements to which the Seller is a party and, to the best knowledge of the Seller, are valid and enforceable in accordance with their terms. The Seller is not in default with respect to any provision contained in any such policy or binder nor has the Seller failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Seller has not received notice of cancellation or non-renewal of any such policy or binder.

     2.24 Brokerage.  Except as otherwise disclosed to the Buyer in writing, no
          ---------
broker, finder, agent or similar intermediary has acted on behalf of the Seller or any of the Principal Stockholders in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Seller or any of the Principal Stockholders, or any action taken by any of them.

     2.25 Hazardous Materials.
          -------------------

          (a) There are no Hazardous Materials (as hereinafter defined) generated, used, handled or stored by the Seller. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by the Seller during the period of the Seller's ownership or lease or, to the best of Seller's knowledge, prior thereto. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period or, to the best of Seller's knowledge, prior thereto in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act.

          (b) There is no environmental or health and safety matter that could have a material adverse effect on the Business of Seller. The Seller has previously furnished to the Buyer and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

     2.26 Disclosure.  The representations and warranties and statements of the
          ----------
Seller and contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact specifically relating to the Business of Seller and known to the Seller that has not been disclosed to the Buyer in this Agreement that is reasonably likely to have a material adverse effect on the Business of Seller.


               SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE
                            PRINCIPAL STOCKHOLDERS

     Except as set forth on the disclosure schedule delivered to the Buyer on the date hereof (the "Stockholder Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each of the Principal Stockholders, severally but not jointly, represents and warrants to the Buyer and Acquisition as to itself only as follows:

     3.1  Authority to Execute and Perform Agreements.  Such Principal
          -------------------------------------------
Stockholder has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and the Stockholder Letter (as defined in Section 5.9) and to perform fully its or his obligations hereunder and thereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of such Principal Stockholder enforceable in accordance with its terms. When executed and delivered pursuant hereto, the Stockholder Letter will be the valid and binding obligation of such Principal Stockholder enforceable in accordance with its terms.

     3.2  No Breach.  The execution, delivery and performance of this Agreement
          ---------
and the Stockholder Letter and the consummation of the transactions contemplated hereby and thereby will not (a) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Principal Stockholder is a party or to which the Principal Stockholder or its assets or properties may be bound or subject; (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Principal Stockholder or upon the securities, properties or assets of the Principal Stockholder; (c) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Principal Stockholder; or (d) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person.

     3.3  Title to Shares.  Such Principal Stockholder owns beneficially and of
          ---------------
record, free and clear of any lien, claim or encumbrance, the shares of Seller Stock set forth opposite such stockholder's name on Section 3.3 of the Seller Disclosure Schedule. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Seller to which any Principal Stockholder is a party.

     3.4  Absence of Control.  Such Principal Stockholder, together with all of
          ------------------
its affiliates, does not hold 50% or more of the outstanding voting securities of the Seller or have the contractual power to designate 50% or more of the directors of the Seller.


                 SECTION 4 - REPRESENTATIONS AND WARRANTIES OF
                             BUYER AND ACQUISITION

     Except as set forth on the disclosure schedule delivered to the Buyer on the date hereof (the "Buyer Disclosure Schedule") or in the documents identified in Section 4.4 (such documents, together with the Buyer Disclosure Schedule, the "Buyer Disclosure Documents"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Buyer represents and warrants regarding itself and Acquisition, and Acquisition represents and warrants regarding itself, to the Seller as follows:

     4.1  Organization.  Each of the Buyer and Acquisition is a corporation duly
          ------------
organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

     4.2  Authority to Execute and Perform Agreement.  Each of the Buyer and
          ------------------------------------------
Acquisition has the corporate power and authority to enter into, execute and deliver this Agreement and, with respect to the Buyer only, the Registration Rights Agreement and the Escrow Agreements, and to perform fully its respective obligations hereunder and, with respect to the Buyer, thereunder. The execution and delivery of this Agreement and, with respect to the Buyer, the Registration Rights Agreement and the Escrow Agreements, and the consummation of the transactions contemplated hereby and, with respect to the Buyer, thereby have been duly authorized by the Board of Directors of the Buyer, which is the only required corporate action on the part of the Buyer, and by all necessary corporate action on the part of Acquisition. This Agreement has been duly executed and delivered by each of Buyer and Acquisition and constitutes a valid and binding obligation of each, enforceable in accordance with its terms. The Registration Rights Agreement and the Escrow Agreements have been duly executed and delivered by the Buyer and each constitutes its valid and binding obligation, enforceable in accordance with its respective terms.

     4.3  Capitalization.
          --------------

          (a) The Buyer is authorized to issue 40,000,000 shares of Buyer Common Stock, of which 10,670,461 shares were issued and outstanding as of March 30, 1998, and 5,000,000 shares of preferred stock, $.01 par value, issuable in series, none of which are outstanding. As of March 30, 1998, except for an aggregate of 1,682,846 shares of Buyer Common Stock reserved for issuance under various stock option and stock purchase plans of the Buyer, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Buyer any shares of the capital stock or any other security of the Buyer and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. When issued in accordance with the terms of this Agreement, the Buyer Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

     (b) All the issued and outstanding shares of capital stock of Acquisition have been or, at the Closing, will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive rights and will be owned by the Buyer.

     4.4  SEC Reports.  The Buyer has previously made available to the Seller
          -----------
its (i) Annual Report on Form 10-K for the year ended July 31, 1997 (the "Buyer 10-K"), as filed with the SEC, (ii) all proxy statements relating to the Buyer's meetings of stockholders held since December 31, 1997 and (iii) all other periodic and current reports filed by the Buyer with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Buyer has timely filed with the SEC all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since December 31, 1997.

     4.5  No Material Adverse Change.  Since December 31, 1997, except as
          --------------------------
described in a Buyer Form 10-Q or Form 8-K, there has not been any material adverse change in the assets, properties, business, results of operations or financial condition of the Buyer and its subsidiaries taken as a whole (the "Business of Buyer").

     4.6  No Breach.  Except for (a) the registration with the SEC of the Buyer
          ---------
Common Stock to be issued in the Merger, (b) the filing of the Merger Certificate with the Secretary of State of Delaware, (c) filings with various state blue sky authorities and (d) the filing with the Nasdaq National Market of an application for listing of the shares of Buyer Common Stock to be issued in the Merger, the execution, delivery and performance of this Agreement by the Buyer and Acquisition, the Registration Rights Agreement, and the Escrow Agreements by the Buyer and consummation by such parties of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Buyer or the

Certificate of Incorporation or Bylaws of Acquisition; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Buyer or Acquisition is party or to which either of them or any of their assets, properties or securities is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to the Buyer or Acquisition or by which any of their assets, properties or securities is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets, properties or securities of the Buyer or Acquisition, excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of Buyer or on the ability of the Buyer or Acquisition to consummate the transactions contemplated hereby.

     4.7  Actions and Proceedings.  There are no outstanding orders, awards,
          -----------------------
judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Buyer or any of its securities, assets or properties. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of the Buyer, threatened against the Buyer that in the aggregate could have a material adverse effect upon the transactions contemplated hereby or the Business of Buyer. To the best knowledge of the Buyer, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or on the Business of Buyer.

     4.8  Brokerage.  Except as otherwise disclosed to the Seller in writing, no
          ---------
broker, finder, agent or similar intermediary has acted on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Buyer, or any action taken by it.

     4.9  Capitalization of Engage.  As of March 30, 1998, Engage Technologies,
          ------------------------
Inc. ("Engage") was authorized to issue up to 10,000,000 shares of common Stock, par value $0.01 per share ("Engage Common Stock"), of which 8,093,750 shares were issued and outstanding. As of March 30, 1998, Engage had a total of 1,906,250 shares of Engage Common Stock reserved for issuance upon the exercise of stock options. Engage is currently considering a recapitalization upon the consummation of which Engage will be authorized to issue up to 25,000,000 shares of capital stock, consisting of 20,000,000 of Engage Common Stock and of 5,000,000 of preferred stock. Immediately after the consummation of the recapitalization, there will be (i) 93,750 shares of Engage Common Stock issued and outstanding, (ii) 800,000 shares of Engage Preferred Stock issued and outstanding, all of which shall be designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), each share of which is convertible into ten
(10) shares of Engage Common Stock, and (iii) 2,879,934 shares of Engage Common Stock reserved for issuance upon exercise of stock options.

     4.10 Disclosure.  The representations and warranties and statements of the
          ----------
Buyer contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations and warranties and statements, in light of the circumstances under which they are made, not misleading.


                     SECTION 5 - COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

     5.1  Conduct of Business.  Except with the prior written consent of the
          -------------------
Buyer, which will not be unreasonably withheld, and except as otherwise contemplated herein, during the period from the date hereof to the earlier of the Effective Date and the termination of this Agreement in accordance with
Section 9 hereof, the Seller shall observe the following covenants:

          (a)  Affirmative Covenants Pending Closing.  The Seller will:
               -------------------------------------

               (i)    Preservation of Personnel.  Use reasonable commercial
                      -------------------------
efforts to preserve intact its business organization and keep available the services of present employees, in each case in accordance with past practice, it being understood that termination of employees with poor performance ratings shall not constitute a violation of this covenant;

               (ii)   Insurance.  Use reasonable commercial efforts to keep
                        ---------
in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

               (iii)  Preservation of the Business; Maintenance of Properties,
                      --------------------------------------------------------
Contracts.  Use reasonable commercial efforts to preserve its businesses,
---------
advertise, promote and market its services, keep its properties intact, preserve its goodwill, and maintain all physical properties in good operating condition;

               (iv)   Intellectual Property Rights.  Use reasonable commercial
                      ----------------------------
efforts to preserve and protect the Seller Intellectual Property; and

               (v)    Ordinary Course of Business.  Operate its business
                      ---------------------------
diligently and solely in the ordinary course.

          (b)  Negative Covenants Pending Closing.  The Seller will not:
               ----------------------------------

               (i)    Disposition of Assets.  Sell or transfer, or  mortgage,
                      ---------------------
pledge or create or permit to be created any lien on, any of its assets, other than sales or transfers in the ordinary course of business and liens existing under arrangements disclosed herein or permitted under Section 2.15;

               (ii)   Liabilities.  (A) Incur any obligation or liability
                      -----------
other than in the ordinary course of the Seller's business, (B) incur any indebtedness for borrowed money or

(C) enter into any contracts or commitments involving payments by the Seller of $50,000 or more, other than purchase orders, licenses or commitments for inventory materials and supplies in the ordinary course of business;

               (iii)  Compensation.  (A) Change the compensation or fringe
                      ------------
benefits of any officer, director, employee or consultant, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices or (B) enter into or modify any Plan or any employment, severance or other agreement with any officer, director, employee or consultant of the Seller;

               (iv)   Capital Stock.  (A) Grant or accelerate the
                      -------------
exercisability of, any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock (other than acceleration of vesting of options outstanding as of the date hereof upon a change of control of the Seller pursuant to the terms of the options, the Developer's Bonus Plan and the Employment Agreement between the Seller and Kip A. Frey dated November 17,
1997), (B) declare or pay any dividend or other distribution with respect to any shares of its capital stock or (C) issue any shares of its capital stock, except upon the exercise of options or the conversion of Preferred Stock outstanding on the date hereof;

               (v)    Charter and Bylaws.  Amend the Certificate of
                      ------------------
Incorporation or Bylaws of the Seller;

               (vi)   Acquisitions.  Make any acquisition of property other than
                      ------------
in the ordinary course of the Seller's business;

               (vii)  License Agreements.  Enter into or modify any license,
                      ------------------
technology development or technology transfer agreement with any other person or entity, other than license agreements entered into in the ordinary course of business on the Seller's standard form as previously delivered to the Buyer;

               (viii) Legal Action.  Commence any legal action outside the
                      ------------
ordinary course of business that could expose the Buyer or the Surviving Corporation directly or indirectly to any material liability as a result of any counterclaim or cross-claim or otherwise;

               (ix)   Other Material Changes.  Take any affirmative action or
                      ----------------------
fail to take any reasonable action within its control as a result of which any of the changes or events listed in Section 2.8 is likely to occur.

     5.2  Corporate Examinations and Investigations.  Prior to the Effective
          -----------------------------------------
Time, the Buyer shall be entitled, through its employees and representatives, to have such access to the assets, properties, business, books, records and operations of the Seller as the Buyer shall reasonably request in connection with the Buyer's investigation of the Seller with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and the Seller shall cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller or the Principal Stockholders contained in this Agreement. In order that the Buyer may have full opportunity to make such investigation, the Seller shall furnish the representatives of the Buyer during such period with all such information and copies of such documents concerning the affairs of the Seller as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

     5.3  Expenses.  Subject to Section 9.3, whether or not the Merger is
          --------
consummated, each of the Seller and the Buyer shall bear its respective expenses (and in the case of the Seller, the expenses of the Principal Stockholders up to $25,000 and the fees and expenses of a purchaser representative for certain Employee Stockholders up to $7,500) incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     5.4  Authorization from Others.  Prior to the Closing Date, the parties
          -------------------------
shall use all reasonable efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement.

     5.5  Consummation of Agreement.  Each party shall use all reasonable
          -------------------------
efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

     5.6  Public Announcements and Confidentiality.  Any press release or other
          ----------------------------------------
information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of the Buyer and the Seller, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law or the rules of the Nasdaq National Market. The Seller and the Principal Stockholders shall also keep confidential and shall not use in any manner any information or documents obtained from the Buyer or its representatives concerning the Buyer's assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by the Seller or the Principal Stockholders independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. If this Agreement terminates, all copies of any documents obtained from a party or its representatives will be returned to the other party, except that one copy thereof may be retained by outside counsel to the party returning such documents in order to evidence compliance hereunder. The obligations set forth in the previous two sentences of this Section 5.6 shall survive termination of this Agreement.

     5.7  No Solicitation.  The Seller and the Principal Stockholders will not
          ---------------
(i) solicit, initiate or encourage discussions with any person, other than the Buyer, relating to the possible acquisition of the Seller or all or a material portion of the assets or capital stock of the Seller or any merger or other business combination with the Seller (an "Acquisition Transaction") or (ii) participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. The Seller and the Principal Stockholders agree to inform the Buyer in reasonable detail within one business day of their receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

     5.8  Stockholder Meeting.  The Seller acting through its Board of
          -------------------
Directors, shall, in accordance with applicable laws and its Certificate of Incorporation and Bylaws: (a) as soon as practicable after the date hereof duly hold a meeting of its stockholders for the purpose of considering and acting on this Agreement or solicit written consents from its stockholders approving and adopting this Agreement; (b) include in the materials sent to the Seller's stockholders the recommendation of its Board of Directors that stockholders of the Seller vote in favor of the approval and adoption of this Agreement; (c) prepare the information required to be provided to its stockholders in accordance with applicable law and not include in the materials sent to its stockholders any statement which is false or misleading or omit to state any fact required to be stated herein or necessary in order to make the statements therein not false or misleading (other than information provided by the Buyer for inclusion therein); and (d) use its best efforts to obtain any approval from its stockholders necessary to consummate the transactions contemplated hereby.

     5.9  Investment Representation and Lock-Ups.  The Seller shall use all
          --------------------------------------
reasonable efforts to deliver to the Buyer prior to the Closing Date an investment representation and lock-up letter from each Employee Stockholder substantially in the form attached hereto as Exhibit C (an "Employee Stockholder
                                             ---------
Letter") and an investment representation and lock-up letter from each Non-Employee Stockholder in substantially the form attached hereto as Exhibit D (a
                                                                  ---------
"Non-Employee Stockholder Letter" and along with an Employee Stockholder Letter, a "Stockholder Letter"). Each Principal Stockholder agrees to deliver to the Buyer prior to the Closing Date, a Stockholder Letter.

     5.10 Voting of Seller Stock.  The Seller shall use all reasonable efforts
          ----------------------
to deliver to the Buyer prior to the Effective Date from each individual or entity listed on Schedule 5.10: (a) a Stockholder Voting Agreement in
                 -------------
substantially the form attached hereto as Exhibit E and (b) an Irrevocable Proxy
                                          ---------
in substantially the form attached hereto as Exhibit F.  Each Principal
                                             ---------
Stockholder agrees to execute such a Stockholder Voting Agreement and Irrevocable Proxy.

     5.11 Indemnification Agreements.  The Seller shall use all reasonable
          --------------------------
efforts to deliver to the Buyer prior to the Closing Date from each individual or entity who will receive Merger Consideration: (a) if the individual is an Employee Stockholder, an Employee Indemnification Agreement in substantially the form of Exhibit G attached hereto and (b) if the individual or entity is a Non-
        ---------
Employee Stockholder, a Non-Employee Indemnification Agreement in substantially the form of Exhibit H attached hereto. Each Principal Stockholder agrees to
            ---------
execute a Non-Employee Indemnification Agreement.

     5.12 Employment Related Agreements.  The Seller shall use all reasonable
          -----------------------------
efforts to deliver to the Buyer prior to the Closing Date (a) from each employee of the Seller listed in Item A of Schedule 5.12, a Non-Disclosure, Non-
                                  -------------
Competition and Developments Agreement in substantially the form attached hereto as Exhibit I and (b) from all other employees of the Seller listed in Item B of
   ---------
Schedule 5.12 a Non-Disclosure and Developments Agreement substantially in the
-------------
form attached hereto as Exhibit J.
                        ---------

     5.13 Option and Warrant Agreements.  The Seller shall use all reasonable
          -----------------------------
efforts to deliver to the Buyer prior to the Closing Date from each individual or entity who has or will have vested or unvested options or warrants to purchase shares of Seller Common Stock an Option and Warrant Holder Acknowledgement and Release Statement in substantially the form attached hereto as Exhibit K.
   ---------

     5.14 Frey Agreement.  The Seller shall enter into an agreement in form and
          --------------
substance acceptable to the Buyer with Kip A. Frey terminating the letter agreement between Mr. Frey and the Seller, dated November 14, 1997.

     5.15 Buyer SEC Filings.  The Buyer shall furnish the Seller with a copy of
          -----------------
each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by the Buyer after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.16 Disclosure Statements.  Prior to the Closing, each party promptly will
          ---------------------
supplement or amend its Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to a Disclosure Schedule shall be deemed to supplement or amend such Disclosure Schedule for purposes of (i) determining the accuracy of any of the representations and warranties made by a party in this Agreement or (ii) determining whether any condition to a party's obligations to consummate the Merger has been satisfied.

     5.17 Further Assurances.  Each of the parties shall execute such documents,
          ------------------
further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     5.18 Franchise Taxes.  The Buyer shall pay all outstanding franchise taxes
          ---------------
owed by the Buyer to the State of Delaware on or before April 17, 1998.

     5.19 C/NET Warrant.
          -------------

          (a) If any portion of the tranche of the C/NET Warrant which vested on February 8, 1998 (the "1998 Tranche") shall expire without having been exercised, the Buyer shall issue to each Non-Employee Stockholder listed on Annex I to the Non-Employee Stockholder Escrow Agreement his, her or its pro rata share of any such portion that had been forfeited pursuant to Section 1(b) under the Non-Employee Stockholder Escrow Agreement to the Buyer.

          (b) If any portion of the tranche of the C/NET Warrant which vests on February 8, 1999 (the "1999 Tranche") shall expire without having been exercised, the Buyer shall issue to each Non-Employee Stockholder listed on Annex I to the Non-Employee Stockholder Escrow Agreement his or her pro rata share of any such portion that had been forfeited pursuant to Section 1(d) under the Non-Employee Stockholder Escrow Agreement to the Buyer in connection with the termination of such escrow agreement and to each Employee Stockholder listed on Annex I to the Employee Stockholder Escrow Agreement his or her pro rata share of any such portion that had been forfeited pursuant to Section 1(g) under the Employee Stockholder Escrow Agreement to the Buyer in connection with the termination of such escrow agreement.


              SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

     6.1  Approvals.  All required approvals of the stockholders of the Seller
          ---------
and all consents and approvals referred to in this Agreement shall have been obtained.

     6.2  Absence of Order.  No restraining order or injunction of any court
          ----------------
which prevents consummation of the Merger shall be in effect.


             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                 BUYER AND ACQUISITION TO CONSUMMATE THE MERGER

     The obligation of the Buyer and Acquisition to consummate the Merger is subject to the satisfaction or waiver by the Buyer, at or before the Effective Time, of the following conditions:

     7.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of the Seller and the Principal Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of the Seller since the date hereof. The Seller and the Principal Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

     7.2  Opinion of Counsel to Seller.  The Buyer shall have received an
          ----------------------------
opinion of counsel to the Seller, dated the Closing Date, in form and substance reasonably acceptable to the Buyer.

     7.3  Merger Documents.  The Surviving Corporation shall have executed and
          ----------------
delivered the Merger Certificate referred to in Section 1.2.

     7.4  Dissenting Shares.  The Dissenting Shares shall not exceed five
          -----------------
percent (5%) of the shares of Seller Common Stock issued and outstanding or deemed issued and outstanding on the Closing Date.

     7.5  Tax Opinion.  The Buyer shall have received an opinion of its counsel,
          -----------
dated the Closing Date, substantially to the effect that, on the basis of the facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by the Buyer or the Seller by reason of the Merger.

     7.6  Stockholder Letters.  The Buyer shall have received the Stockholder
          -------------------
Letters referred to in Section 5.9.

     7.7  Escrow Agreements.  The Escrow Agreements, substantially in the forms
          -----------------
attached hereto as Exhibit A and Exhibit B, shall have been executed and
                   ---------     ---------
delivered by all parties thereto.

     7.8  Stockholder Voting Agreements.  The Buyer shall have received
          -----------------------------
Stockholder Voting Agreements in substantially the form attached hereto as Exhibit E from each individual or entity listed on Schedule 5.10, and such
---------                                          -------------
agreements shall be in full force and effect.

     7.9  Irrevocable Proxies.  The Buyer shall have received Irrevocable
          -------------------
Proxies in substantially the form attached hereto as Exhibit F from each
                                                     ---------
individual or entity listed on Schedule 5.10, and such proxies shall be in full
                               -------------
force and effect.

     7.10 Indemnification Agreements.  The Buyer shall have received (i)
          --------------------------
Employee Indemnification Agreements in substantially the form attached hereto as Exhibit G from each Employee Stockholder and (ii) Non-Employee Indemnification
---------
Agreements in substantially the form attached hereto as Exhibit H from each Non-
                                                        ---------
Employee Stockholder and such agreements shall be in full force and effect .

     7.11 Non-Disclosure, Non-Competition and Developments Agreements.  The
          -----------------------------------------------------------
Buyer shall have received Non-Disclosure, Non-Competition and Developments Agreements in substantially the form attached hereto as Exhibit I from each
                                                        ---------
individual described in Section 5.12.

     7.12 Non-Disclosure and Developments Agreements.  The Buyer shall have
          ------------------------------------------
received Non-Disclosure and Developments Agreements in substantially the form attached hereto as Exhibit J from the individuals described in Section 5.12.
                   ---------

     7.13 Option and Warrant Holder Agreements.  The Buyer shall have received
          ------------------------------------
Option and Warrant Holder Acknowledgment and Release Statements in substantially the form attached hereto as Exhibit K from each individual or entity who has
                            ---------
vested or unvested options or warrants to purchase shares of Seller Common
Stock.

     7.14  Frey Agreement.  The Buyer shall have received satisfactory evidence
           --------------
of the waiver of certain provisions in, and the termination of, the letter agreement between the Seller and Kip A. Frey, as described in Section 5.14.

     7.15 Tax Representation Letter.  The Buyer shall have received a tax
          -------------------------
representation letter from the Seller in form and substance reasonably satisfactory to counsel to the Buyer.

     7.16 Officer's Certificate.  The Buyer shall have received a certificate
          ---------------------
dated the Closing Date from the President of the Seller stating that (a) the representations and warranties of the Seller contained in this Agreement are true and correct in all material respects as of the Closing Date, (b) the Seller has performed and complied in all material respects with its obligations and agreements hereunder, (c) there has not been a material adverse change in the Business of Seller since the date of this Agreement, (d) the interim financial statements of the Seller dated February 28, 1998, attached thereto, have been prepared from, and are in accordance with, the books and records of the Seller and present fairly the financial position and the results of operations of the Seller as of the date and for the periods indicated in accordance with GAAP consistently applied throughout the periods involved except as otherwise stated therein, and subject to normal year end audit adjustments, which are not, in the aggregate, material and subject to the addition of appropriate notes and (e) there has been no material adverse change in the Business of Seller since February 28, 1997.

     7.17 Assistant Secretary's Certificate.  The Buyer shall have received a
          ---------------------------------
certificate in form reasonably satisfactory to the Buyer dated the Closing Date from the Assistant Secretary of the Seller (i) attaching (A) the Seller's certificate of incorporation, (B) the Seller's bylaws and (C) all corporate action taken in connection herewith, and (ii) certifying the incumbency of the Seller's officers who execute documents in connection herewith.

     7.18 Additional Items.  The Seller and each Principal Stockholder shall
          ----------------
have furnished the Buyer with such other certificates and documents, such as good standing and due qualification certificates, as have been reasonably requested by the Buyer.


           SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER AND THE PRINCIPAL STOCKHOLDERS TO CONSUMMATE THE MERGER


     The obligation of the Seller and the Principal Stockholders to consummate the Merger is subject to the satisfaction or waiver by them, at or before the Effective Time, of the following conditions:

     8.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of the Buyer and Acquisition contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of Buyer since January 31, 1998 which has not been publicly disclosed. Each of the Buyer and Acquisition shall have performed and complied in all material respects with all

                                             **Confidential Treatment Requested.
                                               Omitted information filed
                                               separately with the Commission.


covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     8.2  Opinion of Counsel to Buyer.  The Seller shall have received an
          ---------------------------
opinion of counsel to the Buyer and Acquisition, dated the Closing Date, in form and substance reasonably acceptable to the Seller.

     8.3  Tax Opinion.  The Seller shall have received an opinion of KPMG Peat
          -----------
Marwick LLP, addressed to the Seller and its stockholders and dated the Closing Date, substantially to the effect that, on the basis of facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Seller or its stockholders by reason of the receipt of the shares of Buyer Common Stock in the Merger (it being understood that such opinion will not extend to cash payments in lieu of fractional share interests, need not extend to shares of Buyer Common Stock received by holders of vested stock options to purchase shares of Seller Stock and need not extend to options to purchase shares of Engage Common Stock pursuant to Section 1.8.

     8.4  Registration Rights Agreement.  A registration rights agreement
          -----------------------------
substantially in the form attached hereto as Exhibit L shall have been executed
                                             ---------
and delivered by the Buyer.

     8.5  Engage Options.  CMG shall have caused Engage Technologies, Inc.
          --------------
("Engage") to have granted, which grant shall have been conditioned upon the consummation of the Merger, five-year options to purchase shares of Engage Common Stock to the individuals and in the amounts, at the exercise price and according to the vesting schedule specified on Schedule 8.5. Such option
                                               ------------
exercise prices are based on a combined value of Engage and the Seller of $[ ]** with the Seller being valued at $35,000,000 CMG agrees to cause Engage to reprice such options if within six (6) months of the Closing Date, Accipiter has not been merged with Engage or the business of Accipiter has not been otherwise acquired by Engage. Options for 176,684 shares of Engage Common Stock are reserved for issuance on or before October 8, 1998 to the individuals listed on
Schedule 8.5 or to individuals hired by the Seller on or before June 30, 1998.
------------
Such reserved options shall be awarded with the mutual agreement of the Buyer and Kip A. Frey.

     8.6  Officer's Certificate.  The Seller shall have received a certificate
          ---------------------
dated the Closing Date from the President or Chief Financial Officer of the Buyer stating that (a) the representations and warranties of the Buyer contained in this Agreement are true and correct in all material respects as of the Closing Date, (b) the Buyer has performed and complied in all material respects with its obligations and agreements hereunder, and (c) there has not been a material adverse change in the Business of Buyer since December 31, 1997.

     8.7  Secretary's Certificate.  The Seller shall have received a certificate
          -----------------------
in form reasonably satisfactory to the Seller dated the Closing Date from the Secretary of each of Buyer and Acquisition (a) attaching (i) the Buyer's or Acquisition's certificate of incorporation, (ii) the Buyer's or Acquisition's bylaws, (iii) all corporate action taken in connection herewith, and (b) certifying the incumbency of the Buyer's or Acquisition's officers who execute documents in connection herewith.

     8.8  Additional Items.  The Buyer shall have furnished the Seller with such
          ----------------
other certificates and documents as have been reasonably requested by the Seller.


                 SECTION 9 - TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether prior to or after approval by the Seller's stockholders, as follows:

          (a) by the Seller or the Buyer if, without fault of the terminating party, the Effective Time shall not have occurred on or before April 30, 1998, which date may be extended by mutual consent of the parties;

          (b) by the Board of Directors of the Seller upon written notice to the Buyer if the Buyer or Acquisition has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from the Seller or by the Closing Date, if earlier;

          (c) by the Buyer upon written notice to the Seller if the Seller or any Principal Stockholder has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten
(10) business days of receipt of written notice from the Buyer or by the Closing Date, if earlier;

          (d) by any party if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

          (e) by either the Buyer or the Seller if the requisite Seller stockholder vote approving the Merger is not obtained;

          (f) by the Buyer if the Seller's Board of Directors (i) fails to recommend that the Seller's stockholders vote in favor of the approval and adoption of this Agreement, (ii) withdraws its recommendation that stockholders vote in favor of this Agreement or (iii) adopts resolutions approving or otherwise authorizes or recommends an Acquisition Transaction; or

          (g)  at any time with the written consent of all of the parties.

     9.2  Effect of Termination.  If this Agreement is terminated as provided in
          ---------------------
Section 9.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 9.2, Section 5.3 relating to expenses, Section 5.6 relating to publicity and confidentiality to the extent provided therein and Section 9.3. Nothing contained in Section 9.2 or 9.3 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

     9.3  Termination Fee.
          ---------------

          (a) In order to induce the Buyer to enter into this Agreement and to reimburse the Buyer for its costs and expenses related to entering into this Agreement and seeking to consummate the transactions contemplated by this Agreement, the Seller will make a cash payment to the Buyer of $1,000,000 if and only if:

               (i) The Buyer or Seller has terminated this Agreement pursuant to Section 9.1(e) and at the time of such termination any person (other than the Buyer) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

               (ii) The Buyer has terminated this Agreement pursuant to 9.1(c); or

               (iii)  The Buyer has terminated this Agreement pursuant to
Section 9.1(f) and prior to such termination or on or before April 30, 1999, (A) the Seller or a Principal Stockholder shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Buyer or (B) the Board of Directors of the Seller shall have approved an Acquisition Transaction or recommended that stockholders of the Seller approve or accept any Acquisition Transaction with any person other than the Buyer and the Seller or any of its representatives had any discussions with such person with respect to an Acquisition Transaction between February 15, 1998 and the date this Agreement is terminated.

          (b) In order to induce the Seller to enter into this Agreement and to reimburse the Seller for its costs and expenses related to entering into this Agreement and seeking to consummate the transactions contemplated by this Agreement, the Buyer will make a cash payment to the Seller of $1,000,000 if and only if the Seller has terminated this Agreement pursuant to Section 9.1(b).

          (c) Any payment required by this section will be payable (by wire transfer of immediately available funds to an account designated by the party entitled to such payment) within five business days after demand by the party entitled to such payment.

     9.4  Amendment.  This Agreement may not be amended except by an instrument
          ---------
signed by each party hereto; provided, however, that after adoption of this Agreement by the stockholders of the Seller, without the further approval of the stockholders of the Seller, no amendment may be made that (a) alters or changes the amount or kind of consideration to be received as provided herein or (b) alters or changes any of the terms of this Agreement if such alteration or change would materially adversely affect the stockholders of the Seller.

     9.5  Waiver.  At any time prior to the Effective Time, any party hereto may
          ------
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                         SECTION 10 - INDEMNIFICATION

     10.1 Survival.  Notwithstanding any right of any party to fully investigate
          --------
the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in herein. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Sections 10.2, 10.3 and 10.4, which shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach.

     10.2 Obligation of Employee Stockholders to Indemnify.
          ------------------------------------------------

          (a)  Subsequent to the Effective Time, each individual listed on
Schedule 1.14A shall, up to the value (based on $55.50 per share (the "Reference
--------------
Price" or "Market Value")) of the Merger Consideration received by such individual, indemnify and hold harmless the Buyer, Acquisition and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this
Section 10 ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of the Seller contained herein or in any certificate delivered pursuant hereto.

          (b) With respect to any indemnification obligation arising as a result of an inaccuracy in a representation or warranty in Section 2.7, no indemnification shall be payable after the thirty-sixth month following the Effective Date, except with respect to claims made prior to such date but not then resolved.

          (c)  With respect to any indemnification obligation not described in
Section 10.2(b), no indemnification shall be payable after the eighteenth month following the Effective Date, except with respect to claims made prior to such date but not then resolved.

     10.3 Obligation of Non-Employee Stockholders to Indemnify.
          ----------------------------------------------------

          (a) Subsequent to the Effective Time, each individual or entity listed on Schedule 1.14B shall, up to the value (based on the Reference Price)
          --------------
of the Merger Consideration received by such individual or entity, indemnify and hold harmless the Buyer, Acquisition and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of such person individually, or any representation, warranty or covenant of the Seller contained herein or in any certificate delivered pursuant hereto.

          (b) No indemnification obligation pursuant to Section 10.3(a) shall be payable after the twelve months following the Effective Date, except with respect to claims made prior to such date but not then resolved.

     10.4 Obligation of the Buyer to Indemnify.
          ------------------------------------

          (a) Subsequent to the Effective Time, the Buyer shall, up to $35,000,000, indemnify and hold harmless Employee Stockholders and the Non-Employee Stockholders (and their respective directors, officers, employees, agents, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of the Buyer contained herein or in any certificate delivered pursuant hereto.

          (b) No indemnification pursuant to Section 10.4(b) shall be payable after the twelve months following the Effective Date, except with respect to claims made prior to such date but not then resolved.

     10.5 Limitations on Indemnification.
          ------------------------------

          (a) The limitations of Sections 10.2 (b) and (c), 10.3(b) and 10.4(b) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party.

          (b) No indemnification shall be payable pursuant to Section 10.2(a), 10.3(a) or 10.4(a) unless the amount of all claims for indemnification pursuant to the applicable Section exceeds $75,000 in the aggregate, and then such indemnification shall be payable only for the amounts which exceed $37,500

     10.6 Notice and Defense of Claims.  Promptly after receipt of notice of any
          ----------------------------
claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense. No indemnifying party shall without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.


                           SECTION 11 - MISCELLANEOUS

     11.1 Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (a)  if to the Buyer, to:

               CMG Information Services, Inc.
               100 Brickstone Square, 1st Floor
               Andover, MA 01810
               Attention:  Chief Financial Officer
               Telephone:  781/684-3660
               Facsimile:  781/684-3172

          with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA 02108
               Attention:  William Williams
               Telephone:  617/573-0100
               Facsimile:  617/227-4420

          (b)  if to the Seller or the Principal Stockholders, to:

               Accipiter, Inc.
               4000 Wake Forest Road, Suite 200
               Raleigh, NC 27609
               Attention:   President
               Telephone:   919/872-7755
               Facsimile:   919/872-1714

          with a copy to:

               Hutchison & Mason PLLC
               4011 Westchase Boulevard, Suite 400
               Raleigh, NC 27607
               Attention:   Fred Hutchison
               Telephone:   919/829-9600
               Facsimile:   919/829-9696

Any party may by notice given in accordance with this Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

     11.2 Entire Agreement.  This Agreement includes the exhibits and schedules
          ----------------
hereto, contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     11.3 Governing Law.  This Agreement is governed by the laws of the State of
          -------------
Delaware.

     11.4 Binding Effect; No Assignment.  This Agreement shall be binding upon
          -----------------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

     11.5 Variations in Pronouns.  All pronouns and any variations thereof refer
          ----------------------
to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.6 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.7 Disclosure Schedules.  The Disclosure Schedules are a part of this
          --------------------
Agreement as if fully set forth herein.

     11.8 Arbitration.  Except with respect to an action seeking specific
          -----------
performance or another equitable remedy, any dispute relating to or arising out of this Agreement, or to a breach of this Agreement, arising among the parties or their successors, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in Boston, Massachusetts and be administered by the AAA. The parties agree to act in good faith to mutually select an arbitrator. The decision of the arbitrator shall be binding on the parties hereto or their successors and any judgment rendered by such arbitrator may be enforced by any court of competent jurisdiction. Each party shall bear its own expenses in connection with such arbitration unless otherwise ordered by the arbitrator.

     11.9 Letter Agreement.  This Agreement supersedes and replaces the letter
          ----------------
agreement between the parties dated March 11, 1998, which shall be of no further force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.

                               CMG INFORMATION SERVICES, INC.



                               By  /s/ Andrew J. Hajducky III
                                 ----------------------------
                                   Name: Andrew J. Hajducky III
                                   Title:  Chief Financial Officer


                               CMGI ACQUISITION CORPORATION



                               By  /s/ Andrew J. Hajducky III
                                 ------------------------------
                                   Name: Andrew J. Hajducky III
                                   Title:  President


                               ACCIPITER, INC.



                               By  /s/ Kip A. Frey
                                 ------------------------------
                                   Name: Kip A. Frey
                                   Title:  President



                               THE PRINCIPAL STOCKHOLDERS:



                               /s/ Chris Evans
                               --------------------------------
                               Chris Evans

               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


                               INTERSOUTH PARTNERS III, L.P

                               By: INTERSOUTH ASSOCIATES III, L.P., its General
                                   Partner


                               By  /s/ Mitch Mumma
                                 ----------------------------------
                                   Mitch Mumma, General Partner of Intersouth
                                   Associates, III, L.P.


                               CORDOVA CAPITAL PARTNERS, L.P. -ENHANCED
                               APPRECIATION

                               By: CORDOVA CAPITAL II, INC., its General Partner


                               By  /s/ Ralph R. Wright
                                 ----------------------------------
                                   Authorized Signatory